UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report August 10, 2012

(Date of earliest event reported)

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number  000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert G. Card, the President of the Energy, Water & Facilities Division of CH2M HILL Companies, Ltd. (“CH2M HILL”), informed CH2M HILL of his decision to resign from his position with CH2M HILL to pursue a senior executive opportunity with a competitor.  Pursuant to a Voluntary Separation, Waiver and General Release Agreement entered into on August 10, 2012 (the “Agreement”), by and between CH2M HILL and Mr. Card, Mr. Card formally resigned from his position as an executive officer of CH2M HILL effective August 10, 2012 and as a member of the board of directors of CH2M HILL and various of its subsidiaries effective August 17, 2012.  Mr. Card first joined CH2M HILL over 34 years ago and has served in various roles of increasing responsibility within our company.  In connection with his resignation, Mr. Card confirmed to CH2M HILL that his decision to resign from our board of directors is a function of his decision to join a competitor and that he has no disagreements with CH2M HILL or our board of directors regarding CH2M HILL’s operations, policies or practices.

A copy of the Agreement is filed herewith as Exhibit 99.1 pursuant to Item 5.02(e) of Form 8-K.

Item 7.01.  Regulation FD Disclosure.

On August 10, 2012, CH2M HILL circulated to its employees a statement regarding the resignation of Mr. Card.  A copy of such statement is being furnished s Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Voluntary Separation, Waiver and General Release Agreement entered into on August 10, 2012 by and between CH2M HILL and Mr. Card

Exhibit 99.2	Statement of CH2M HILL with respect to the resignation of Robert G. Card furnished pursuant to Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: August 10, 2012	By:	/s/ MARGARET B. MCLEAN
Margaret B. McLean

Its: Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1	Voluntary Separation, Waiver and General Release Agreement entered into on August 10, 2012 by and between CH2M HILL and Mr. Robert G. Card

Exhibit 99.2	Statement of CH2M HILL with respect to the resignation of Robert G. Card furnished pursuant to Item 7.01.